Exhibit 10.3

CONDITIONAL CONSENT AND LIMITED WAIVER

THIS CONDITIONAL CONSENT AND LIMITED WAIVER (this “Waiver”) is entered into as of October 12, 2025, by and between Daniel Leibovich (“Executive”), and Brag House Holdings, Inc. (the “Company”) and House of Doge, Inc., a Texas corporation (“HOD” and, together with Executive and the Company, collectively, the “Parties”).

RECITALS

WHEREAS, the Executive is a party to that certain Employment Agreement, dated as of June 15, 2024, by and between the Executive and the Company (the “Employment Agreement”);

WHEREAS, as of the date hereof, the Company, Brag House Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and House of Doge, Inc., a Texas corporation (“HOD”), entered into that certain Merger Agreement (the “Merger Agreement”), pursuant to which, among other things, HOD will merge with and into Merger Sub, with HOD surviving the Merger as a wholly-owned subsidiary of the Company (the “Transaction”);

WHEREAS, Executive’s entry into a new employment agreement, to become effective as of the closing of the Transaction (the “New Employment Agreement”), on terms mutually agreeable to the Parties to the Merger Agreement is a condition to the closing of the Transaction; and

WHEREAS, in order facilitate the Company’s consummation of the Transaction pursuant to the Merger Agreement, Executive hereby agrees to grant the limited consent and waiver as set forth in this Waiver.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Limited Waiver and Consent

(a) The Executive acknowledges and agrees that, solely in connection with the Company’s entry into the Merger Agreement and not for any other purpose, and subject to Section 1(b) herein, that the Company’s entry into, and execution and delivery of the Merger Agreement, will not (i) be deemed a “Change of Control” (or any similar term) under the Employment Agreement or (ii) result in Executive’s entitlement to severance or termination-without-cause or change-of-control benefits, an annual equity award, or unlimited paid vacation (the “Limited Waiver”).

(b) The Limited Waiver granted by Executive pursuant to Section 1(a) herein shall remain in full force and effect from the date hereof and shall be automatically terminated and cancelled upon the earliest to occur of (i) the time at which the New Employment Agreement becomes effective in connection with the Closing of the Transaction, (ii) the termination, cancellation or abandonment of the Transaction as contemplated by the Merger Agreement, and (iii) upon the Parties’ mutual written consent.

(c) Notwithstanding anything herein to the contrary, and for the avoidance of doubt, the Limited Waiver granted herein is granted solely with respect to the Company’s entry into the Merger Agreement and shall in no way prevent, preclude, enjoin or in any other way prevent Executive from seeking damages or invoking any of the rights granted to him arising out of or under the Employment Agreement to the extent any such claim, right or damage results from acts or omissions unrelated to the Company’s execution and deliver of the Merger Agreement.

(d) The Parties further agree and acknowledge that, all stock options issued to the Executive pursuant to the Stock Option Plan as of the date hereof shall be deemed fully vested upon the Company’s entry into the Merger Agreement.

2. General Provisions

Except as expressly waived above, the Employment Agreement remains in full force and effect, and this Waiver does not limit or waive any other rights, remedies, or claims the Executive may have. This Waiver may be executed electronically in counterparts and will be interpreted under the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, this Waiver has been duly executed and delivered by the undersigned as of the date first written above.

BRAG HOUSE HOLDINGS, INC.

Name:

Title:

EXECUTIVE

Name:	Daniel Leibovich

[Signature Page to Conditional Consent and Limited Waiver – Daniel Leibovich]